UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 4, 2025

HIGH ROLLER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

001-42202

(Commission File Number)

Delaware	87-4159815
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

400 South 4th Street, Suite 500-#390
Las Vegas, Nevada 89101

(Address of principal executive offices, with zip code)

(702) 509-5244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ROLR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2025, High Roller Technologies, Inc. (the “Company”) was notified by NYSE American LLC that due to reporting of stockholders’ equity of approximately $2.8 million, the Company no longer meets the requirement that it must have no less than $4 million or more in stockholders’ equity pursuant to the continued listing standards set forth under Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) because the Company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2024 and the Company does not qualify for an exemption under Section 1003(a) of the Company Guide.

The Company must by July 4, 2025, submit a compliance plan that demonstrates how it intends to regain compliance with the continued listing standards within 18 months of the receipt of the notice, or December 4, 2026. The Company intends to develop and submit to the NYSE American such a plan. If the NYSE American does not accept the plan, or if the Company does not make progress consistent with the plan during the plan period, the NYSE American will initiate delisting procedures. If the NYSE American accepts the plan the Company will be subject to periodic reviews including quarterly monitoring for compliance with the plan. During this period, the Company's common stock will continue to be listed on the NYSE American and trade as usual subject to compliance with other NYSE American listing requirements.

The Company is confident that it will be able to submit a plan acceptable to the NYSE American within the requisite period and further that it will promptly be able to demonstrate that it has regained compliance with the continued listing standards. However, there can be no assurance that our plan will be accepted by the NYSE American and that we will regain compliance.

Item 8.01 Other Events

On June 6, 2025, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH ROLLER TECHNOLOGIES, INC.

Date: June 6, 2025	By:	/s/ Ben Clemes
Ben Clemes Chief Executive Officer